UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): May 8, 2020 (May 5, 2020)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

________________________________________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chad L. Stephens as President

On May 5, 2020, the Company’s board of directors (the “Board”) appointed Chad L. Stephens as the Company’s President. Mr. Stephens, 65, currently serves as the Company’s Chief Executive Officer (“CEO”), a position he has held since January 16, 2020. Prior to his appointment as CEO, he had served as the Company’s Interim CEO since August 2019. Mr. Stephens also currently serves as a member of the Company’s Board. He was appointed to the Board in 2017 and previously served as its Lead Independent Director. In addition to assuming the position of President of the Company, Mr. Stephens will continue to serve as the Company’s CEO and as a director on the Company’s Board.

Mr. Stephens previously served as Senior Vice President – Corporate Development of Range Resources Corporation (“Range Resources”), an independent natural gas company, which position he held from 2002 until his retirement effective December 31, 2018. Mr. Stephens joined Range Resources in 1990 as Senior Vice President – Southwest. While at Range Resources, he was responsible for the origination, valuation, and acquisition or divestiture of over $6.0 billion of oil and gas producing properties. Mr. Stephens served on the internal hedging committee and was responsible for the oversight of all oil, gas, and NGL marketing and sales for Range Resources. Range Resources is not a parent, subsidiary, or other affiliate of the Company. Mr. Stephens holds a Bachelor of Arts degree in Finance and Land Management from the University of Texas.

In connection with his appointment as President of the Company, there were no material changes to the Company’s Amended and Restated Change-in-Control Agreement with Mr. Stephens. A copy of the Company’s Amended and Restated Change-in-Control Agreement with Mr. Stephens is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 25, 2020. Furthermore, there were no changes to Mr. Stephens’ remuneration for his service to the Company as a result of his appointment as President.

There are no arrangements or understandings between Mr. Stephens and any other person pursuant to which he was selected as President. There are no family relationships between Mr. Stephens and any of the Company’s directors or executive officers, and there are no relationships between Mr. Stephens and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Change-in-Control Agreement for Chad L. Stephens (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 25, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Chad L. Stephens
Chad L. Stephens, President,
Chief Executive Officer

DATE:	May 8, 2020